[DESCRIPTION]  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

EX-23                    Consent of Independent Public Accountants


       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statement No 33-82534 of The WellCare Management Group, Inc. on Form S-8 of our report dated February 28, 1997, appearing in this Annual Report on Form 10-K of The WellCare Management Group, Inc. for the year ended December 31, 1996.


Deloitte & Touche LLP
New York, New York
March 28, 1997